Exhibit 99.3

INTERCREDITOR AND SUBORDINATION AGREEMENT

THIS INTERCREDITOR AND SUBORDINATION AGREEMENT (“Intercreditor Agreement”), dated as of April 13, 2005, is by and among General Electric Capital Corporation, a Delaware corporation, in its capacity as agent pursuant to the Revolving Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, “Revolving Loan Agent” as hereinafter further defined) and the parties to the Revolving Loan Agreement as lenders (“Revolving Loan Lenders” as hereinafter further defined) and Kimco Capital Corp., a Delaware corporation, in its capacity as agent pursuant to the Supplemental Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, “Supplemental Loan Agent” as hereinafter further defined) and the parties to the Supplemental Loan Agreement as lenders (“Supplemental Loan Lenders” as hereinafter further defined).

WITNESSETH:

WHEREAS, Supplemental Loan Agent and the Supplemental Loan Lenders have entered or are about to enter into financing arrangements with The Penn Traffic Company, a Delaware corporation (“Penn Traffic” as hereinafter further defined), Penny Curtiss Baking Company, Inc., a New York corporation (“Penny Curtiss” as hereinafter further defined), Big M Supermarkets, a New York corporation (“Big M” as hereinafter further defined, and together with Penn Traffic and Penny Curtiss, collectively “Borrowers”), and certain other direct or indirect subsidiaries of Penn Traffic listed on Exhibit A hereto (the “Penn Traffic Subsidiaries” as hereinafter further defined, and together with the Borrowers, collectively “Debtors”), pursuant to which Supplemental Loan Lenders (or Supplemental Loan Agent on their behalf) may, upon certain terms and conditions, make loans to Borrowers secured by substantially all of the assets and properties of Borrowers;

WHEREAS, the Debtors (other than Borrowers) have each guaranteed the obligations of Borrowers to the Supplemental Loan Agent and the Supplemental Loan Lenders arising under the Supplemental Loan Agreement and such obligations are secured by substantially all of the assets and properties of such other Debtors;

WHEREAS, Revolving Loan Agent and Revolving Loan Lenders have entered or are about to enter into financing arrangements with Debtors pursuant to which Revolving Loan Lenders (or Revolving Loan Agent on their behalf) may, upon certain terms and conditions, make loans and provide other financial accommodations to Borrowers secured by substantially all of the assets and properties of such Borrowers;

WHEREAS, the Debtors (other than Borrowers) have each guaranteed the obligations of Borrowers to Revolving Loan Agent and Revolving Loan Lenders arising under the Revolving Loan Agreement and such obligations are secured by substantially all of the assets and properties of such other Debtors; and

WHEREAS, Revolving Loan Lenders and the Supplemental Loan Lenders desire to enter into this Intercreditor Agreement to (i) confirm the relative priority of the security interests and mortgage liens granted to the Revolving Loan Agent, for the benefit of the Revolving Loan

Lenders, and the Supplemental Loan Agent, for the benefit of the Supplemental Loan Lenders, in the assets and properties of Debtors, (ii) provide for the orderly sharing among them, in accordance with such priorities, of proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof, and (iii) agree upon the terms of the subordination of the obligations of Debtors to Supplemental Loan Lenders and related matters.

NOW THEREFORE, in consideration of the mutual benefits accruing to Revolving Loan Agent, Revolving Loan Lenders, Supplemental Loan Agent and Supplemental Loan Lenders hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.             DEFINITIONS

As used above and in this Intercreditor Agreement, the following terms shall have the meanings ascribed to them below:

1.1           “Agents” shall mean, collectively, Revolving Loan Agent and Supplemental Loan Agent; sometimes being referred to herein individually as an “Agent”.

1.2           “Agreements” shall mean, collectively, the Revolving Loan Documents and the Supplemental Loan Documents.

1.3           “Big M” shall mean Big M Supermarkets, a New York corporation, and its successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

1.4           “Borrowers” shall mean, collectively, Penn Traffic, Penny Curtiss and Big M; sometimes being referred to herein individually as a “Borrower”.

1.5           “Collateral” shall mean, collectively, the Revolving Loan Priority Collateral and the Supplemental Loan Priority Collateral.

1.6           “Debtors” shall mean, collectively, Borrowers and the Penn Traffic Subsidiaries; sometimes being referred to herein individually as a “Debtor”.

1.7           “Fixture Collateral” shall mean trade fixtures of Debtors that are subject to the valid, enforceable and perfected security interests of Revolving Loan Agent at a retail store location of a Debtor that is leased by such Debtor where the lease of such retail store location constitutes Supplemental Loan Priority Collateral, including without limitation, all shelving and racking equipment, store fixtures, display cases, coolers, checkout stands and equipment, food preparation equipment and refrigeration equipment.

1.8           “Insolvency Proceeding” shall mean, as to any Debtor, any of the following: (a) any case or proceeding with respect to such Debtor under the U.S. Bankruptcy Code (other than the Chapter 11 Cases (as defined in the Revolving Loan Agreement)), any other Federal, State or provincial bankruptcy, insolvency, reorganization or other law affecting creditors’ rights generally or any other or similar proceedings of any other jurisdiction or otherwise seeking any stay, reorganization, arrangement, liquidation, dissolution, composition or readjustment of the obligations and indebtedness of such Debtor or (b) any proceeding seeking the appointment of any receiver, administrative receiver, receiver and manager, examiner, judicial custodian, trustee, liquidator, official manager, administrator or similar official for any Debtor or any material part of its properties or (c) any proceedings for liquidation, dissolution or other winding up of the business of such Debtor (other than a voluntary dissolution of a Credit Party having no material assets) or (d) any assignment for the benefit of creditors or any marshaling of assets of such Debtor.

1.9           “Lenders” mean, collectively, Revolving Loan Agent, Revolving Loan Lenders, Supplemental Loan Agent and Supplemental Loan Lenders and their respective successors and assigns; sometimes being referred to herein individually as a “Lender”.

1.10         “Lien” shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, encroachment, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code of the State of New York or comparable law of any jurisdiction).

1.11         “Minimum Proceeds Amount” shall mean, as to any Real Property Collateral, the amount set forth on Exhibit B hereto.

1.12         “Payment in full” or “payment-in-full” shall mean (a) as to the Supplemental Loan Debt, the indefeasible payment and satisfaction in full in immediately available funds of the Supplemental Loan Debt and the termination of the financing arrangements provided by Supplemental Loan Lenders to Debtors under the Supplemental Loan Documents and (b) as to the Revolving Loan Debt, the indefeasible payment and satisfaction in full in immediately available funds of the Revolving Loan Debt and the termination of the financing arrangements provided by the Revolving Loan Lenders to Debtors under the Revolving Loan Documents.  To the extent the term “payment in full” is referring to the Revolving Loan Debt, such term shall include, in addition and not in limitation, payment in full in immediately available funds of cash collateral for Letter of Credit Obligations (as defined in the Revolving Loan Agreement) in an amount equal to one hundred five (105%) percent of the amount of the Letter of Credit Obligations plus the amount of any expenses payable or to become payable in connection therewith through the end of the latest expiration date of the Letter of Credit Obligations and any other cash collateral to be provided to Revolving Loan Agent under the terms of the Revolving Loan Documents.  If after receipt of any payment of or proceeds of collateral applied to the payment of, either the Supplemental Loan Debt or Revolving Loan Debt, as the case may be, any Agent or Lender is required to surrender or return such payment or proceeds to any person for any reason, then the Supplemental Loan Debt or Revolving Loan Debt, as the case may be, intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Intercreditor Agreement shall continue in full force and effect as if such payment or proceeds had not been received by such Agent or Lender, as the case may be.

1.13         “Penn Traffic” shall mean The Penn Traffic Company, a Delaware corporation, and its successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

1.14         “Penny Curtiss” shall mean Penny Curtiss Baking Company, Inc., a New York corporation, and its successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

1.15         “Penn Traffic Subsidiaries” shall mean, collectively, the subsidiaries (direct or indirect) of Penn Traffic (other than the Borrowers) listed on Exhibit A hereto and any other subsidiary (direct or indirect) of Penn Traffic that is from time to time party to any Agreement and obligated in respect of the Revolving Loan Debt or the Supplemental Loan Debt, together with their respective successors and assigns and including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person; each sometimes being referred to herein individually as a “Penn Traffic Subsidiary”.

1.16         “Person” or “person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

1.17         “Offer Notice” shall have the meaning set forth in Section 2.9 hereof.

1.18         “Real Property Collateral” shall mean the real property owned in fee by a Debtor that is subject to a mortgage in favor of each of the Revolving Loan Agent and the Supplemental Loan Agent.

1.19         “Revolving Loan Agent” shall mean General Electric Capital Corporation, a Delaware corporation in its capacity as administrative agent pursuant to the Revolving Loan Agreement acting for the benefit and on behalf of Revolving Loan Lenders, and its successors and assigns (and including, without limitation, any successor, assignee or additional person at any time acting as agent for the benefit of or on behalf of it and/or Revolving Loan Lenders).

1.20         “Revolving Loan Agreement” shall mean the Credit Agreement, dated of even date herewith, by and among Revolving Loan Agent, Revolving Loan Lenders and Debtors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.21         “Revolving Loan Debt” shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by any Debtor to Revolving Loan Agent or any Revolving Loan Lender, whether under the Revolving Loan, Swing Line Loan or Term Loan, including principal in an amount not to exceed $141,000,000 plus interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under or in connection with any of the Revolving Loan Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Revolving Loan Documents or after the commencement of any Insolvency Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such amounts are allowable in whole or in part in any such case or proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

1.22         “Revolving Loan Default” shall mean an Event of Default as such term is defined in the Revolving Loan Agreement that is not waived or cured in accordance with the terms thereof.

1.23         “Revolving Loan Documents” shall mean, collectively, the Revolving Loan Agreement and all agreements, documents and instruments at any time executed and/or delivered by any Debtor or any other person with, to or in favor of Revolving Loan Agent or any other Revolving Loan Lender in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.24         “Revolving Loan Lenders” shall mean, collectively, the persons at any time party to the Revolving Loan Agreement as “Lender” as such term is defined therein and their respective successors and assigns (including any other lender or group of lenders that at any time succeeds to or refinances, replaces or substitutes for all or any portion of the Revolving Loan Debt at any time and from time to time); sometimes being referred to herein individually as a “Revolving Loan Lender”.

1.25         “Revolving Loan Priority Collateral” shall mean all assets and properties of any Debtor, other than the Supplemental Loan Priority Collateral.

1.26         “Subject Collateral” shall have the meaning set forth in Section 2.9 hereof.

1.27         “Supplemental Loan Agent” shall mean Kimco Capital Corp., a Delaware corporation, in its capacity as agent pursuant to the Supplemental Loan Agreement acting for the benefit and on behalf of Supplemental Loan Lenders, and its successors and assigns (and including, without limitation, any successor, assignee or additional person at any time acting as agent for the benefit of or on behalf of it and/or Supplemental Loan Lenders).

1.28         “Supplemental Loan Agreement” shall mean the Supplemental Loan Credit Agreement, dated of even date herewith, by and among Supplemental Loan Agent, the Supplemental Loan Lenders and Debtors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.29         “Supplemental Loan Debt” shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by any Debtor to Supplemental Loan Agent and/or any of the other Supplemental Loan Lenders, including principal in an amount not to exceed $28,000,000 plus interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under or in connection with any of the Supplemental Loan Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Supplemental Loan Documents or after the commencement of any Insolvency Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such amounts are allowable in whole or in part, in any such case or proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

1.30         “Supplemental Loan Documents” shall mean, collectively, the Supplemental Loan Agreement and all agreements, documents and instruments at any time executed and/or delivered by any Debtor or any other person with, to or in favor of Supplemental Loan Agent or any Supplemental Loan Lender in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.31         “Supplemental Loan Lenders” shall mean, collectively, the persons from time to time party to the Supplemental Loan Agreement as a “Lender” as such term is defined therein and their respective successors and assigns (including any other lender or group of lenders that at any time succeeds to or refinances, replaces or substitutes for all or any portion of the Supplemental Loan Debt at any time and from time to time); sometimes being referred to herein individually as a “Supplemental Loan Lender”.

1.32         “Supplemental Loan Priority Collateral” shall mean (a) the real property leases, subleases and similar rights of Debtors (other than with respect to that certain property located at 2078 State Route 481, Town of Fulton, Oswego County, New York, owned by the County of Oswego Industrial Development Authority and leased to The Penn Traffic Company) and (b) the proceeds of any assignment, sale, lease or sublease or any other conveyance or transfer of any such leasehold interests.  For the avoidance of doubt, “Supplemental Loan Priority Collateral” specifically includes any proceeds from any future assignment, sale, lease or sublease or any other conveyance or transfer of any of the Debtors’ leasehold interests whether assigned, sold, leased or subleased individually or as a package with other assets, whether assigned, sold, leased or subleased as part of a merger or consolidation or “going concern” sale of Debtors or any of Debtors’ assets, and whether assigned, sold, leased or subleased or otherwise conveyed or transferred pursuant to Section 363 of the Bankruptcy Code or otherwise in any future or subsequent bankruptcy filing by Debtors under Chapter 7 or 11 of the Bankruptcy Code and in any bankruptcy court.

1.33         All terms defined in the Uniform Commercial Code as in effect in the State of New York, unless otherwise defined herein shall have the meanings set forth therein.  All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

2.             SECURITY INTERESTS; PRIORITIES; REMEDIES

2.1           Acknowledgment of Liens.  Revolving Loan Agent and each other Revolving Loan Lender hereby acknowledges that Supplemental Loan Agent acting for and on behalf of itself and the Supplemental Loan Lenders has been granted Liens upon all of the Collateral pursuant to the Supplemental Loan Documents to secure the Supplemental Loan Debt.  Supplemental Loan Agent and each other Supplemental Loan Lender hereby acknowledges that Revolving Loan Agent acting for and on behalf of itself and the Revolving Loan Lenders has been granted Liens upon the Collateral pursuant to the Revolving Loan Documents to secure the Revolving Loan Debt.

2.2           Priority of Liens.  Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a security interest in favor of each Lender in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Agreements, (a) the Liens upon the Revolving Loan Priority Collateral of Revolving Loan Agent have and shall have priority over the Liens upon the Revolving Loan Priority Collateral of Supplemental Loan Agent and the other Supplemental Loan Lenders and such Liens of Supplemental Loan Agent and the other Supplemental Loan Lenders in the Revolving Loan Priority Collateral are and shall be, in all respects, subject and subordinate to the Liens of Revolving Loan Agent in the Revolving Loan Priority Collateral, and (b) the Liens upon the Supplemental Loan Priority Collateral of Supplemental Loan Agent have and shall have priority over the Liens upon the Supplemental Loan Priority Collateral of Revolving Loan Agent and the other Revolving Loan Lenders and such Liens of Revolving Loan Agent and the other Revolving Loan Lenders in the Supplemental Loan Priority Collateral are and shall be, in all respects, subject and subordinate to the Liens of Supplemental Loan Agent in the Supplemental Loan Priority Collateral.

2.3           Disposition of Proceeds.

(a)           The proceeds of any sale, disposition or other realization upon all or any part of the Revolving Loan Priority Collateral (including, without limitation, insurance and condemnation proceeds with respect to such collateral) shall be applied in the following order of priorities:

(i)         first to the payment in full of the Revolving Loan Debt in whatever order and manner Revolving Loan Agent and Revolving Loan Lenders choose in accordance with the Revolving Loan Documents and applicable law, except as provided in Section 3.3(a) hereof;

(ii)        second, to the payment in full of the Supplemental Loan Debt in whatever order and manner Supplemental Loan Agent and Supplemental Loan Lenders choose in accordance with the Supplemental Loan Documents and applicable law; and

(iii)       third, to such of the Debtors as may be entitled thereto to the extent permitted under applicable law or otherwise to such other person or persons as may be lawfully entitled thereto.

(b)           The proceeds of any sale, disposition or other realization upon all or any part of the Supplemental Loan Priority Collateral (including, without limitation, insurance and condemnation proceeds with respect to such collateral) shall be applied in the following order of priorities:

(i)         first, to the payment in full of the Supplemental Loan Debt in whatever order and manner Supplemental Loan Agent and Supplemental Loan Lenders choose in accordance with the Supplemental Loan Documents and applicable law, except as provided in

Section 3.3(a) hereof; provided, however, that prior to the occurrence of an Event of Default (as defined in the Supplemental Loan Agreement), the proceeds of subleases permitted pursuant to Section 6.8(f) of the Supplemental Loan Agreement shall be retained by the Borrowers and be a part of the Cash Management Systems (as defined in the Revolving Loan Agreement);

(ii)        second, to the payment in full of the Revolving Loan Debt in whatever order and manner Revolving Loan Agent and Revolving Loan Lenders choose in accordance with the Revolving Loan Documents and applicable law; and

(iii)       third, to such of the Debtors as may be entitled thereto to the extent permitted under applicable law or otherwise to such other person or persons as may be lawfully entitled thereto.

(c)           Revolving Loan Agent agrees that until it has been notified in writing by Supplemental Loan Agent that all Supplemental Loan Debt has been paid and performed in full in cash, if at any time it receives any sums, payments or other amounts which constitute part of the Supplemental Loan Priority Collateral (or proceeds thereof), it shall promptly notify Supplemental Loan Agent thereof and remit the same, without any offset or deduction, to an account specified by Supplemental Loan Agent (unless otherwise required by a court order).

(d)           Supplemental Loan Agent agrees that until it has been notified in writing by Revolving Loan Agent that all Revolving Loan Debt has been paid and performed in full in cash, if at any time it receives any sums, payments or other amounts which constitute part of the Revolving Loan Priority Collateral (or proceeds thereof), it shall promptly notify Revolving Loan Agent thereof and remit the same, without any offset or deduction, to an account specified by Revolving Loan Agent (unless otherwise required by a court order).

2.4           Priorities Unaffected by Action or Inaction  The lien priorities provided in Section 2.2 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of either the Revolving Loan Debt or the Supplemental Loan Debt, nor by any action or inaction which any Agent or Lender may take or fail to take in respect of the Collateral, unless consented to in writing by the party sought to be charged.

2.5           Rights of Third Parties; Actions to Perfect Liens; No Contest of Lien.

(a)           Each Agent shall be solely responsible for perfecting and maintaining the perfection of its Lien in and to each item constituting the Collateral in which such Agent has been granted a Lien.  The foregoing provisions of this Intercreditor Agreement are intended solely to govern the respective lien priorities as between Agents and Lenders and shall not impose on any Agent or Lender any obligations in respect of the disposition of proceeds of foreclosure on any Collateral which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law.

(b)           Revolving Loan Agent hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over the Collateral pursuant to the Revolving Loan Documents, such possession or control is also for the benefit of the Supplemental Loan Agent and the Supplemental Loan Lenders solely to the extent required to perfect their security interest in such Collateral.  Nothing in the preceding sentence shall be construed to impose any duty on the Revolving Loan Agent (or any third party acting on its behalf) with respect to the Collateral or provide the Supplemental Loan Agent or Supplemental Loan Lenders with any rights with respect to such Collateral beyond those specified in this Intercreditor Agreement and the Supplemental Loan Documents; provided that promptly upon the payment in full in cash of the Revolving Loan Debt and the termination of all commitments of the lenders to make loans or other extensions of credit under the Revolving Loan Agreement and cash collateralization of all Letters of Credit (as defined in the Revolving Loan Agreement), the Revolving Loan Agent shall (x) deliver to the Supplemental Loan Agent, at the Debtors’ sole cost and expense, the Collateral in its possession or control together with any necessary endorsements to the extent reasonably required by the Supplemental Loan Documents or (y) direct and deliver such Collateral as a court of competent jurisdiction otherwise directs; and provided, further, that the provisions of this Intercreditor Agreement are intended solely to govern the respective Lien priorities as between the Supplemental Loan Agent and the Supplemental Loan Lenders and shall not impose on the Revolving Loan Agent or Revolving Loan Lenders any obligations in respect of the disposition of any Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Revolving Loan Lender or a Supplemental Loan Lender.

(c)           Each Agent and Lender agrees that it will not contest the validity, perfection, priority or enforceability of the Liens upon the Collateral of Revolving Loan Agent or Supplemental Loan Agent, as the case may be, and that as between Revolving Loan Agent and the other Revolving Loan Lenders, on the one hand, and the Supplemental Loan Agent and the other Supplemental Loan Lenders, on the other, the terms of this Intercreditor Agreement shall govern even if part or all of the Revolving Loan Debt or the Supplemental Loan Debt or the Liens securing payment and performance thereof are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise, provided, if any lack of, or delay in perfection or invalidity of, Liens of Supplemental Loan Agent shall, because of the priorities established by Section 2.2 hereof, entitle any other person (including a trustee in bankruptcy or other insolvency official) to a priority over the Liens of Revolving Loan Agent on any of the Collateral or a right to payment from the proceeds of any of the Collateral prior to the rights of Revolving Loan Agent to payment from such proceeds, then the priorities with respect to such Collateral set forth in Section 2.2 as to Revolving Loan Agent shall be of no force and effect, provided further, if any lack of, or delay in perfection or invalidity of, Liens of Revolving Loan Agent shall, because of the priorities established by Section 2.2 hereof, entitle any other person (including a trustee in bankruptcy or other insolvency official) to a priority over the Liens of Supplemental Loan Agent on any of the Collateral or a right to payment from the proceeds of any of the Collateral prior to the rights of Supplemental Loan Agent to payment from such proceeds, then the priorities with respect to such Collateral set forth in Section 2.2 as to Supplemental Loan Agent shall be of no force and effect.

2.6           Access to Books and Records.  In the event that any Agent or Lender shall, in the exercise of its respective enforcement rights under its Agreements, receive possession or control of any books and records of any Debtor which contain information identifying or pertaining to any of the property of any Debtor in which the other party has been granted a Lien, it shall notify

Supplemental Loan Agent and Revolving Loan Agent that it has received such books and records and shall, as promptly as practicable thereafter, make available to Supplemental Loan Agent or Revolving Loan Agent, as the case may be, such books and records for inspection and duplication.

2.7           Rights to Enforce Agreements.  Subject to the terms and conditions set forth in this Intercreditor Agreement, (a) Revolving Loan Agent and the other Revolving Loan Lenders shall have the exclusive right to manage, perform and enforce the terms of the Revolving Loan Documents with respect to the Revolving Loan Priority Collateral, to exercise and enforce all privileges and rights thereunder according to their good faith discretion and the exercise of their reasonable business judgment, including, without limitation, the exclusive right to take or retake control or possession of such Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Collateral and (b) Supplemental Loan Agent and the other Supplemental Loan Lenders shall have the exclusive right to manage, perform and enforce the terms of the Supplemental Loan Documents with respect to the Supplemental Loan Priority Collateral, to exercise and enforce all privileges and rights thereunder according to their good faith discretion and the exercise of their reasonable business judgment, including, without limitation, the exclusive right to take or retake control or possession of such Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Collateral.  No other Lender shall have any right (other than such Lender’s right under the Agreement(s) to which it is a party) to direct the Agent with the senior Lien with respect to any Collateral to exercise any right, remedy or power with respect to such Collateral and the other Lenders consent to the exercise by the Agent of any such right, remedy or power in accordance with the terms hereof and applicable law.  No Lender shall institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Agent with the senior Lien with respect to any Collateral seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and the Agent with the senior Lien shall not be liable for, any action taken or omitted to be taken by such Agent with respect to such Collateral that is subject to its senior Lien, except in each case, to the extent the conduct of such Agent constitutes gross negligence or willful misconduct as determined pursuant to a final nonappealable order of a court of competent jurisdiction or such Agent has failed to comply with the terms hereof or any applicable law.  Any failure to comply with the terms hereof or of the other terms of this Intercreditor Agreement shall not affect the priorities of the Liens of an Agent set forth herein or the obligations of the other parties to otherwise comply with the terms hereof.

2.8           Sale and Release of Collateral.

(a)           Notwithstanding anything to the contrary contained in any of the Agreements, only the Agent with the senior Lien in the Collateral shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of such Collateral.  Subject to the terms of Sections 2.8(b), 2.10 and 2.12(b) below, the Agent and any other Lender with the junior Lien on any Collateral shall:

(i)         be deemed to have automatically and without further action released and terminated any Liens it may have on such Collateral to the extent such Collateral is sold or otherwise disposed of either by the Agent with the senior Lien on such Collateral, any agent of such Agent, or any Debtor with the consent of such Agent,

(ii)        be deemed to have authorized the Agent with the senior Lien on such Collateral to file UCC amendments and terminations covering the Collateral so sold or otherwise disposed of as to UCC financing statements between any Debtor and the Agent with the junior Lien thereon or any other Lender to evidence such release and termination,

(iii)       promptly upon the request of the Agent with the senior Lien thereon execute and deliver such other release documents and confirmations of the authorization to file UCC amendments and terminations provided for herein, in each case as the Agent with the senior Lien thereon may require in connection with such sale or other disposition by such Agent, such Agent’s agents or any Debtor with the consent of such Agent to evidence and effectuate such termination and release, and

(iv)       be deemed to have consented to such sale or other disposition.

(b)           Notwithstanding anything to the contrary contained in Section 2.8(a) above, any such release or UCC amendment or termination by or on behalf of the Agent with the junior Lien thereon referred to above shall not extend to or otherwise affect any of the rights, if any, of such Agent to the proceeds from any such sale or other disposition of Collateral upon the payment in full of the Revolving Loan Debt or the Supplemental Loan Debt, as the case may be, whichever is secured by the senior Lien on such Collateral.  In addition, notwithstanding anything to the contrary contained in Section 2.8(a) above, the Agent and any other Lender with the junior Lien on any Real Property Collateral shall only be deemed to have automatically, and without further action, released and terminated any Liens it may have on any Real Property Collateral that is sold or otherwise disposed of if the net proceeds from the sale of such Real Property Collateral payable to or for the benefit of Debtors upon the transfer of ownership thereof or any interest therein shall not be less than the Minimum Proceeds Amount for such Real Property Collateral if that such sale is prior to a Revolving Loan Default.

2.9           Procedures for Sales of Real Property Collateral and Fixture Collateral.

(a)           Other than a sale of all or substantially all of the Collateral, at any time on or after a Revolving Loan Default and the declaration by Revolving Loan Agent of all of the Revolving Loan Debt to be immediately due and payable, if Revolving Loan Agent elects to exercise its right to sell or offer for sale any of the Real Property Collateral or any Fixture Collateral, Revolving Loan Agent shall notify Supplemental Loan Agent in writing of the identity of such Real Property Collateral or Fixture Collateral that Revolving Loan Agent has determined to sell or offer for the sale (such Real Property Collateral being referred to as the “Subject Collateral”) and the terms and the price of such sale or offer for sale as determined by Revolving Loan Agent in its good faith discretion (such written notice being referred to herein as the “Offer Notice”).

(b)           If Supplemental Loan Agent shall submit a firm bona fide written offer for the Subject Collateral covered by such Offer Notice, subject to Section 2.9(c) below, Revolving Loan Agent shall accept such offer, provided that, (i) such offer shall have been received no later than ten (10) days after the date of the Offer Notice, (ii) the sale of such Subject Collateral subject to the Offer Notice shall be effective within thirty (30) days after the date of the written offer from Supplemental Loan Agent, (iii) Revolving Loan Agent shall not have received any better offers (as determined by Revolving Loan Agent) within such thirty (30) day period, and (iv) if a Debtor is subject to an Insolvency Proceeding all aspects of the offer and sale shall be subject to the U.S. Bankruptcy Code or other applicable law in connection therewith, including the approval of the Bankruptcy Court or other court of competent jurisdiction of any sale to Supplemental Loan Agent after compliance with such bidding and sale procedures as such court may approve.  In no event shall Revolving Loan Agent have any obligation to accept the offer from Supplemental Loan Agent if Revolving Loan Agent determines for any reason that based on information received after the Offer Notice the sale to Supplemental Loan Agent would not be commercially reasonable in Revolving Loan Agent’s good faith determination.

(c)           Revolving Loan Agent shall only be required to provide any such Offer Notice until the payment in full of the Supplemental Loan Debt and for the period commencing on the date of the Revolving Loan Default and declaration by Revolving Loan Agent of all of the Revolving Loan Debt to be immediately due and payable.

(d)           In connection with any efforts by Revolving Loan Agent to sell any of the Subject Collateral, Revolving Loan Agent agrees that, until payment in full of the Supplemental Loan Debt, upon the request of Supplemental Loan Agent, appropriate representatives of Revolving Loan Agent will meet or speak with appropriate representatives of Supplemental Loan Agent, at times and places to be mutually agreed upon, for the purpose of reviewing the best manner for realization upon the Subject Collateral, provided that the foregoing shall not be construed to require that (i) Revolving Loan Agent or Revolving Loan Lenders obtain any consents or approvals of Supplemental Loan Agent or any Supplemental Loan Lender or that Revolving Loan Agent or Revolving Loan Lenders act in accordance with any requests or instructions of Supplemental Loan Agent or any Supplemental Loan Lender in connection with the realization upon any Subject Collateral, (ii) that Revolving Loan Agent and Revolving Loan Lenders be required to provide any information to Supplemental Loan Agent or any Supplemental Loan Lender in connection with the sale of any Subject Collateral to the extent prohibited by the terms of any confidentiality agreement that a potential purchaser requires that Revolving Loan Agent enter into as a condition of making an offer or purchasing the Subject Collateral (provided that Revolving Loan Agent shall use reasonable efforts to allow for the disclosure of such information to Supplemental Loan Agent which reasonable efforts shall not require that Revolving Loan Agent not receive an offer from such potential purchaser as a result of the terms of the confidentiality agreement or the failure to enter into such an agreement) or applicable law in the determination of Revolving Loan Agent or (iii) Revolving Loan Agent delay any efforts to realize upon any Subject Collateral.  In no event shall Supplemental Loan Agent or any Supplemental Loan Lender take any action which could be reasonably expected to interfere, directly or indirectly, with the efforts of Revolving Loan Agent or any Revolving Loan Lender to market, promote, sell or otherwise dispose of any of the Subject Collateral.

(e)           Revolving Loan Agent and Revolving Loan Lenders will not object to the retention of Supplemental Loan Agent by any Debtor for purposes of evaluating, marketing, promoting or selling any of the Real Property Collateral and if the consent or approval of Revolving Loan Agent and Revolving Loan Lenders are required for any such retention, such consent or approval shall be given.  If at any time Revolving Loan Agent provides a list of advisors to Penn Traffic to be used in connection with the sale or other disposition of Real Property Collateral of Debtors, Supplemental Loan Agent shall be included in such list.

2.10         Sales of Fixtures.  Except as provided in Section 2.11 below, at any time on or after a Revolving Loan Default and the declaration by Revolving Loan Agent of all of the Revolving Loan Debt to be immediately due and payable, if Revolving Loan Agent elects to exercise its right to sell or offer for sale any of the Fixture Collateral located on a leasehold that constitutes Supplemental Loan Priority Collateral, Revolving Loan Agent shall not sell or otherwise dispose of any of the Fixture Collateral for the period commencing on the date of the receipt by Supplemental Loan Agent of written notice from Revolving Loan Agent of such Revolving Loan Default and declaration and ending on the date one hundred eighty (180) days after the date of the receipt of such notice, without the consent of Supplemental Loan Agent (which consent shall not be unreasonably withheld, delayed or conditioned); provided that the consent of the Supplemental Loan Agent shall not be required if Revolving Loan Agent has sent an Offer Notice with respect to such Fixture Collateral to Supplemental Loan Agent and Supplemental Loan Agent has not exercised its rights to submit a firm bona fide written offer for the Fixture Collateral covered by such Offer Notice in accordance with the terms of Section 2.9 above; and provided, further, that Supplemental Loan Agent shall pay all rent, maintenance costs, insurance premiums, security deposits and other ordinary operating costs relating to the leasehold on which the Fixture Collateral is located during any such period.

2.11         Sale of Business.  If at any time a sale of any Collateral is contemplated and such sale includes portions of Revolving Loan Priority Collateral and Supplemental Loan Priority Collateral, Agents agree to negotiate in good faith to allocate value to the Supplemental Loan Priority Collateral and the Revolving Loan Priority Collateral located on the leased premises subject to leaseholds constituting Supplemental Loan Priority Collateral; provided that, if Agents cannot agree on the best method for assigning value to such Collateral following such sale, Agents shall utilize the following procedures: (a) Revolving Loan Agent, for the benefit of the Revolving Loan Lenders, shall be entitled to receive (i) the net book value of the inventory located at the applicable leased premises, (ii) the appraised value of machinery and equipment located at the applicable leased premises, as determined by reference to the appraisal of such Collateral most recently delivered to Revolving Loan Agent pursuant to the Revolving Loan Agreement and Supplemental Loan Agent pursuant to the Supplemental Loan Agreement, (iii) the appraised value of prescription files located at the applicable leased premises, as determined by reference to the appraisal of such Collateral most recently delivered to Revolving Loan Agent pursuant to the Revolving Loan Agreement and Supplemental Loan Agent pursuant to the Supplemental Loan Agreement, and (iv) a value to be mutually agreed upon of all customer lists and other customer data located at the applicable leased premises; and (b) Supplemental Loan Agent, for the benefit of the Supplemental Loan Lenders, shall be entitled receive the net remaining sale proceeds after deducting therefrom the value of the inventory, machinery and equipment, prescription files and customer lists and other customer data from such proceeds as provided in clause (a) above.  Additionally, in the event of any such sale including Supplemental Loan Priority Collateral and owned fee real property interests constituting Revolving Loan Priority Collateral, Agents agree to negotiate in good faith to allocate value to such Supplemental Loan Priority Collateral and owned fee real property interests constituting Revolving Loan Priority Collateral.

2.12         Limitation on Remedies.

(a)           Except as otherwise provided in Section 2.12(b) below, the Agent with a junior Lien on any Collateral and the Lenders for whom such Agent is acting will not, directly or indirectly, (i) seek to collect from any Debtor from or by way of any Collateral any of the Revolving Loan Debt or Supplemental Loan Debt, as the case may be, secured by the junior Lien of such Agent or exercise any of its or their rights or remedies upon a default or event of default by any Debtor under its Agreements against such Collateral, or (ii) seek to foreclose or realize upon (judicially or non-judicially) its junior Lien on such Collateral or assert any claims or interest therein (including, without limitation, by setoff or notification of account debtors), or (iii) subject to the terms and conditions contained herein, take any other action that would interfere in any manner with the rights of the Agent with the senior Lien in such Collateral.

(b)           Notwithstanding anything to the contrary contained in Section 2.7 or Section 2.9(a) above, the Agent with a junior Lien shall have the right to seek to collect from any Debtor from or by way of any Collateral any of the Revolving Loan Debt or Supplemental Loan Debt, as the case may be, secured by the junior Lien of such Agent or exercise any of its rights or remedies upon a default or event of default by any Debtor under its Agreements against such Collateral, or seek to foreclose or realize upon (judicially or non-judicially) its junior Lien on such Collateral or assert any claims or interest therein (including, without limitation, by setoff or notification of account debtors) upon an event of default in respect of the Revolving Loan Debt or Supplemental Loan Debt, as the case may be, secured by the junior Lien of such Agent under the terms of the Agreements of such Agent and for so long as such event of default is continuing, subject at all times to the provisions of Section 2.2 of this Intercreditor Agreement, commencing one hundred twenty (120) days after the date of the receipt by the Agent with the senior Lien of written notice from the Agent with the junior Lien of the declaration by the Agent with the junior Lien of such a default under its Agreements and the written demand by such Agent upon Debtors for the immediate payment of all of the Revolving Loan Debt or Supplemental Loan Debt, as the case may be, secured by the junior Lien of such Agent so long as the Agent with the senior Lien is not diligently pursuing in good faith the exercise of any of the enforcement rights and remedies under its Agreements, applicable law or otherwise at any time on or after an event of default under such Agreements, including, without limitation, any or all of the following: any motion to vacate any stay on enforcement of its Liens on the Collateral, solicitation of bids from third parties to conduct the liquidation of Collateral, the engagement or retention of third parties for the purposes of marketing, promoting and selling Collateral or developing a business plan for the liquidation or restructuring of Debtors, the commencement of any action to foreclose on its Lien on any Collateral, notification of account debtors to make payments to such Lender or its agents, any action to take possession of any Collateral or commencement of any legal proceedings or actions against or with respect to any Debtor or any Collateral.

2.13         Rights of Access and Use.

(a)           In the event that Supplemental Loan Agent or any Supplemental Loan Lender shall acquire ownership of any of the Supplemental Loan Priority Collateral, Supplemental Loan Agent and the other Supplemental Loan Lenders shall provide notice of such acquisition to Revolving Loan Agent and shall permit Revolving Loan Agent, at its option and in accordance with applicable law, and the terms of the applicable Supplemental Loan Priority Collateral, to non-exclusively enter any or all of the Supplemental Loan Priority Collateral under such ownership consisting of a leasehold interest or other interest in real property during normal business hours solely in order (i) to inspect and remove the Revolving Loan Priority Collateral, (ii) to examine and copy the books and records of any Debtor related to the Revolving Loan Priority Collateral and (iii) to conduct one or more public or private sales or auctions thereon.  Revolving Loan Agent’s use of the Supplemental Loan Priority Collateral shall be subject to the following:  (i) Revolving Loan Agent shall notify Supplemental Loan Agent of its desire to use the applicable Supplemental Loan Priority Collateral within ten (10) days after receipt of Supplemental Loan Agent’s notice of its acquisition of the ownership thereof; (ii) such use shall not exceed a period of ninety (90) days after Supplemental Loan Agent’s receipt of such notice; (iii) such use shall not materially interfere with the use, occupancy or operations of such Supplemental Loan Priority Collateral and shall not breach the terms of the same; (iv) Revolving Loan Agent shall promptly repair all damage caused by such use; and (v) Revolving Loan Agent shall maintain reasonable types and amounts of insurance during such use and shall promptly, after request, provide Supplemental Loan Agent with evidence thereof.  Supplemental Loan Agent and the other Supplemental Loan Lenders shall not have any responsibility or liability for the acts or omissions of Revolving Loan Agent or any other Revolving Loan Lender, and Revolving Loan Agent and the other Revolving Loan Lenders shall not have any responsibility or liability for the acts or omissions of Supplemental Loan Agent or any other Supplemental Loan Lender, in each case arising in connection with such other Agent’s or Lender’s use and/or occupancy of any of the Supplemental Loan Priority Collateral.

(b)           For each day that Revolving Loan Agent uses any leased premises pursuant to the rights granted to it in Section 2.13(a) above, unless the lessor of the premises has otherwise been paid rent in respect of any of such period from a source other than the Supplemental Loan Agent or any Supplemental Loan Lender, Revolving Loan Agent shall pay to  the Supplemental Loan Agent the regularly scheduled rent provided under the lease relating to such leased premises between the Debtor that was the lessee and the lessor of such leased premises, or if less, the amount of such rent under the lease between Supplemental Loan Agent as lessee and such lessor (in either case, the “Lease”), prorated on a per diem basis to be determined on a thirty (30) day month, without thereby assuming the Lease or incurring any other obligations of any Debtor, Supplemental Loan Agent or any Supplemental Loan Lender.

2.14         Right to Cure.

(a)           Revolving Loan Agent and the other Revolving Loan Lenders shall have the right, but not any obligation, to cure any event of default under the Supplemental Loan Documents for the account of Debtors.  In no event shall Revolving Loan Agent or any other Revolving Loan Lender, by virtue of the payment of amounts or performance of any obligation required to be paid or performed by any Debtor be deemed to have assumed any obligation of any Debtor to Supplemental Loan Agent, Supplemental Loan Lenders or any other person.

(b)           Supplemental Loan Agent and the other Supplemental Loan Lenders shall have the right, but not any obligation, to cure any event of default under the Revolving Loan Documents for the account of Debtors.  In no event shall Supplemental Loan Agent or any other Supplemental Loan Lender, by virtue of the payment of amounts or performance of any obligation required to be paid or performed by any Debtor be deemed to have assumed any obligation of any Debtor to Revolving Loan Agent, Revolving Loan Lenders or any other person.

(c)           In no event shall the grant of such rights to cure any event of default be construed to require any delay by any Agent or Lender in the exercise of any of their respective remedies.

2.15         Certain Revolving Loans and Supplemental Loans

(a)           If any Revolving Loan Lender (or Revolving Loan Agent on behalf of any Revolving Loan Lender) should honor a request by any Debtor for a loan, advance or other financial accommodation under the Revolving Loan Documents, whether or not any Revolving Loan Lender or Revolving Loan Agent has knowledge that the honoring of such request would result in an event of default, or act, condition or event which with notice or passage of time or both would constitute an event of default, under the Supplemental Loan Documents, in no event shall Revolving Loan Agent or any Revolving Loan Lender have any liability whatsoever to Supplemental Loan Agent or any Supplemental Loan Lender as a result of such breach, and without limiting the generality of the foregoing, Supplemental Loan Agent and Supplemental Loan Lenders agree that Revolving Loan Agent and Revolving Loan Lenders shall not have any liability for tortious interference with contractual relations or for inducement by Revolving Loan Agent or any Revolving Loan Lender of any Debtor to breach of contract or otherwise.  Nothing contained in this Section 2.15 shall limit or waive any right that Supplemental Loan Agent has to enforce any of the provisions of the Supplemental Loan Documents against any Debtor.

(b)           If any Supplemental Loan Lender (or Supplemental Loan Agent on behalf of any Revolving Loan Lender) should honor a request by any Debtor for a loan, advance or other financial accommodation under the Supplemental Loan Documents, whether or not any Supplemental Loan Lender or Supplemental Loan Agent has knowledge that the honoring of such request would result in an event of default, or act, condition or event which with notice or passage of time or both would constitute an event of default, under the Revolving Loan Documents, in no event shall Supplemental Loan Agent or any Supplemental Loan Lender have any liability whatsoever to Revolving Loan Agent or any Revolving Loan Lender as a result of such breach, and without limiting the generality of the foregoing, Revolving Loan Agent and Revolving Loan Lenders agree that Supplemental Loan Agent and Supplemental Loan Lenders shall not have any liability for tortious interference with contractual relations or for inducement by Supplemental Loan Agent or any Supplemental Loan Lender of any Debtor to breach of contract or otherwise.  Nothing contained in this Section 2.15 shall limit or waive any right that Revolving Loan Agent has to enforce any of the provisions of the Revolving Loan Documents against any Debtor.

(c)           The Supplemental Loan Agent, on behalf of Supplemental Loan Lenders, hereby agrees that Supplemental Loan Lenders shall, within four (4) business days following Supplemental Loan Agent’s receipt of Borrowers’ request thereof but subject to the satisfaction of the conditions precedent to borrowing set forth in Section 2.2 of the Supplemental Loan Agreement, make an Additional Term Loan under and as defined in the Supplemental Loan Agreement to the Collection Account (as defined in the Revolving Loan Agreement) or such other account specified by Revolving Loan Agent.  Each of the Revolving Loan Agent, Supplemental Loan Agent and the Debtors acknowledge and agree that each advance of an Additional Term Loan made in accordance with the Supplemental Loan Agreement and this clause (c) shall be deemed received by Borrowers immediately upon deposit of the proceeds of such Additional Term Loan into the Collection Account or such other account specified by the Revolving Loan Agent as provided herein.

2.16         Rights Regarding Fayetteville Property.  Notwithstanding anything in the Agreements or this Intercreditor Agreement to the contrary, Supplemental Loan Agent acknowledges and agrees that, in the event Penn Traffic surrenders legal title to the Fayetteville Property to COR pursuant to, and in accordance with the Project Agreement (as such terms are defined in the Revolving Loan Agreement), the Revolving Loan Agent shall not be obligated to release its Lien on, and collateral interest in, the Project Agreement (including Penn Traffic’s leasehold interest in the Fayetteville Property contemplated therein) granted pursuant to the Collateral Assignment of Contract (as defined in the Revolving Loan Agreement) until Supplemental Loan Agent releases any and all reserves against borrowing availability established under the Supplemental Loan Agreement with respect to the Fayetteville Property in accordance with, and subject to, the provisions of the Supplemental Loan Agreement; provided that (i) no Default or Event of Default shall have occurred and be continuing and (ii) Excess Revolver Availability (as defined in the Revolving Loan Agreement) exceeds $26,000,000 (after giving effect to the release of reserves against borrowing availability established under the Supplemental Loan Agreement with respect to the Fayetteville Property as contemplated in this Section 2.16).

3.             SUBORDINATION OF DEBT

3.1           Subordination.  Except as specifically set forth in Section 3.2 or 3.3 below, each of Supplemental Loan Agent and Supplemental Loan Lenders hereby subordinates its right to payment and satisfaction of the Supplemental Loan Debt and the payment thereof, directly or indirectly, by any means whatsoever, is deferred, to the payment in full of all Revolving Loan Debt.

3.2           Permitted Payments.  Notwithstanding anything to the contrary contained in Section 3.1 hereof, Debtors may make and Supplemental Loan Lenders may receive and retain from Debtors: (a) regularly scheduled payments of principal, interest and fees, if any, in respect of the Supplemental Loan Debt in accordance with the terms of the Supplemental Loan Agreement as in effect on the date hereof; (b) optional prepayments of Supplemental Loan Debt in accordance with the terms of the Supplemental Loan Agreement; provided that, Borrowers may not repay any Reborrowable Loans (as defined in the Supplemental Loan Agreement) unless (i) no Default or Event of Default shall have occurred and be continuing prior to, and after giving effect to, such repayment, (ii) the aggregate amount of Reborrowable Loans so repaid prior to the Six Month Termination Date (as defined in the Supplemental Loan Agreement) shall not exceed the amount by which the Borrowers have reduced the aggregate face amount of all Letters of Credit outstanding under the Revolving Loan Agreement as of the Closing Date (as defined in the Revolving Loan Agreement, (iii) after giving effect to any such repayment, the outstanding amount of Loans under the Supplemental Real Estate Facility shall equal at least $10,000,000, and (iv) after giving effect to any such repayment, Excess Revolver Availability (as defined in the Revolving Loan Agreement) is equal to at least $28,000,000; and provided, further, that Borrowers may not prepay Supplemental Loan Debt unless both before and after giving effect to such prepayment, average daily Excess Revolver Availability (as defined in the Revolving Loan Agreement) for the thirty (30) day period immediately preceding such payment, and immediately on the day after such payment, equals at least $65,000,000 on a pro forma basis after giving effect to such proposed payment; (c) mandatory prepayments of principal, interest and fees, if any, in respect of the Supplemental Loan Debt with the net cash proceeds from the sale or other disposition of Supplemental Loan Priority Collateral as set forth in Section 2.8 hereof; and (d) prepayments of principal, interest and fees, if any, from the proceeds of Collateral after the payment in full of the Revolving Loan Debt (other than the Term Loan as defined under the Revolving Loan Agreement).

3.3           Distributions.

(a)           In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any Debtor or the proceeds thereof to the creditors of any Debtor or readjustment of the obligations and indebtedness of any Debtor, whether by reason of any Insolvency Proceeding or otherwise, then, and in any such event, as between Revolving Loan Lenders and Supplemental Loan Lenders, any such amounts shall be applied as set forth in Section 2.3 hereof, except that (i) Supplemental Loan Agent and Supplemental Loan Lenders shall not be entitled to the payment of the early termination fee provided for in the Supplemental Loan Agreement as of the date hereof unless and until the payment in full of the Revolving Loan Debt and (ii) Revolving Loan Agent and Revolving Loan Lenders shall not be entitled to the payment of the early termination fee provided for in the Revolving Loan Agreement as of the date hereof unless and until the payment in full of the Supplemental Loan Debt.

(b)           To the extent necessary for Revolving Loan Agent and Revolving Loan Lenders to realize the benefits of the subordination of the Supplemental Loan Debt provided for herein, Supplemental Loan Agent and the other Supplemental Loan Lenders shall execute and deliver to Revolving Loan Agent such instruments or documents (together with such assignments or endorsements as Revolving Loan Agent shall in good faith deem necessary), as may be requested in good faith by Revolving Loan Agent.

3.4           Payments Received by Supplemental Loan Lenders.  Except for payments received by Supplemental Loan Agent or the other Supplemental Loan Lenders as provided in Section 3.2 or 3.3 above, should any payment or distribution or security or instrument or proceeds thereof be received by any of them in respect of the Supplemental Loan Debt, Supplemental Loan Agent and Supplemental Loan Lenders shall receive and hold the same in trust, as trustee, for the benefit of Revolving Loan Agent and Revolving Loan Lenders, segregated from other funds and property of Supplemental Loan Agent and Supplemental Loan Lenders and shall forthwith deliver the same to Revolving Loan Agent (together with any endorsement or assignment of Supplemental Loan Agent and Supplemental Loan Lenders where necessary), for application to any of the Revolving Loan Debt.  In the event of the failure of Supplemental Loan Agent and Supplemental Loan Lenders to make any such endorsement or assignment to Revolving Loan Agent and Revolving Loan Lenders, Revolving Loan Agent or any Revolving Loan Lender, or any of its officers or employees, are hereby irrevocably authorized on behalf of Supplemental Loan Agent and Supplemental Loan Lenders to make the same.

3.5           Payments Received by Revolving Loan Lenders.  If Revolving Loan Agent or any of the Revolving Loan Lenders receives any payment or distribution or security or instrument or proceeds which, under the terms of the Supplemental Loan Documents and as described in Sections 3.2 and 3.3 herein, should have been received by Supplemental Loan Agent in respect of the Supplemental Loan Debt, Revolving Loan Agent and Revolving Loan Lenders shall receive and hold the same in trust, as trustee, for the benefit of Supplemental Loan Agent and Supplemental Loan Lenders, segregated from other funds and property of Revolving Loan Agent and Revolving Loan Lenders and shall forthwith deliver the same to Supplemental Loan Agent (together with any endorsement or assignment of Revolving Loan Agent and Revolving Loan Lenders where necessary), for application to any of the Supplemental Loan Debt.  In the event of the failure of Revolving Loan Agent and Revolving Loan Lenders to make any such endorsement or assignment to Supplemental Loan Agent and Supplemental Loan Lenders, Supplemental Loan Agent or any Supplemental Loan Lender, or any of its officers or employees, are hereby irrevocably authorized on behalf of Revolving Loan Agent and Revolving Loan Lenders to make the same.

4.             ADDITIONAL REPRESENTATIONS

4.1           Supplemental Lender Representations.  Supplemental Loan Agent and each Supplemental Loan Lender represents and warrants severally for itself and not jointly to Revolving Loan Agent and Revolving Loan Lenders that:

(a)           except as specifically set forth in Section 3.2 or 3.3 above, Supplemental Loan Agent and Supplemental Loan Lenders shall not, directly or indirectly, make and Supplemental Loan Agent and Supplemental Loan Lenders shall not, directly or indirectly, accept or receive any payment of principal or interest or any prepayment or non-mandatory payment or any payment pursuant to acceleration or claims of breach or any payment to acquire Supplemental Loan Debt or otherwise in respect of any Supplemental Loan Debt;

(b)           the execution, delivery and performance of this Intercreditor Agreement by Supplemental Loan Agent is within its powers in its capacity as agent for the Supplemental Loan Lenders, has been duly authorized by the Supplemental Loan Lenders, and does not contravene any law, any provision of any of the Supplemental Loan Documents or any agreement to which Supplemental Loan Agent or any Supplemental Loan Lender is a party or by which it is bound;

(c)           the Supplemental Loan Agent and the Supplemental Loan Lenders have not been granted and do not have any Liens upon the assets and properties of any Debtor pursuant to the Supplemental Loan Documents, except to the extent of the Liens granted by such Debtor to Supplemental Loan Agent in its capacity as agent acting for and on behalf of the Supplemental Loan Lenders pursuant to the Supplemental Loan Documents;

(d)           the Supplemental Loan Agent has been duly appointed and constituted as agent to act for and on behalf of each Supplemental Loan Lender and has been irrevocably authorized to execute and deliver this Intercreditor Agreement for itself and on behalf of each Supplemental Loan Lender and to perform all of its obligations hereunder, and to take such actions on behalf of each Supplemental Loan Lender as may be required of it under the terms hereof, without any further consent or approval of any Supplemental Loan Lender and each Supplemental Loan Lender is and shall be bound by the terms of this Intercreditor Agreement whether or not such Supplemental Loan Lender is a signatory hereto; and

(e)           this Intercreditor Agreement constitutes the legal, valid and binding obligations of Supplemental Loan Agent and such Supplemental Loan Lender, enforceable in accordance with its terms and shall be binding on it.

4.2           Revolving Lender Representations.  Revolving Loan Agent and each Revolving Loan Lender hereby represents and warrants severally for itself and not jointly to Supplemental Loan Agent and the Supplemental Loan Lenders that:

(a)           the execution, delivery and performance of this Intercreditor Agreement by Revolving Loan Agent is within its powers in its capacity as agent for the Revolving Loan Lenders, has been duly authorized by the Revolving Loan Lenders, and does not contravene any law, any provision of any of the Revolving Loan Documents or any agreement to which Revolving Loan Agent or any Revolving Loan Lender is a party or by which it is bound;

(b)           the Revolving Loan Agent and the Revolving Loan Lenders have not been granted and do not have any Liens upon the assets and properties of any Debtor pursuant to the Revolving Loan Documents, except to the extent of the Liens granted by such Debtor to Revolving Loan Agent in its capacity as agent acting for and on behalf of the Revolving Loan Lenders pursuant to the Revolving Loan Documents;

(c)           the Revolving Loan Agent has been duly appointed and constituted as agent to act for and on behalf of each Revolving Loan Lender and has been irrevocably authorized to execute and deliver this Intercreditor Agreement for itself and on behalf of each Revolving Loan Lender and to perform all of its obligations hereunder, and to take such actions on behalf of each Revolving Loan Lender as may be required of it under the terms hereof, without any further consent or approval of any Revolving Loan Lender and each Revolving Loan Lender is and shall be bound by the terms of this Intercreditor Agreement whether or not such Revolving Loan Lender is a signatory hereto; and

(d)           this Intercreditor Agreement constitutes the legal, valid and binding obligations of Revolving Loan Agent and such Revolving Loan Lender enforceable in accordance with its terms and shall be binding on it.

5.             MISCELLANEOUS

5.1           Amendments.  Any waiver permit, consent or approval by any Lender of or under any provision, condition or covenant to this Intercreditor Agreement must be in writing and shall be effective only to the extent it is set forth in writing and as to the specific facts or circumstances covered thereby.  Any amendment of this Intercreditor Agreement must be in writing and signed by Revolving Loan Agent, Supplemental Loan Agent and the Debtors.  Any waiver, permit, consent or approval of or under any provision of this Intercreditor Agreement, or any amendment hereto, in writing and signed only by Supplemental Loan Agent shall constitute the valid and binding agreement upon all of the Supplemental Loan Lenders, and Revolving Loan Agent and Revolving Loan Lenders shall be entitled to rely thereon without any inquiry or diligence.  Any waiver, permit, consent or approval of or under any provision of this Intercreditor Agreement, or any amendment hereto, in writing and signed only by Revolving Loan Agent shall constitute the valid and binding agreement upon all of the Revolving Loan Lenders, and Supplemental Loan Agent and Supplemental Loan Lenders shall be entitled to rely thereon without any inquiry or diligence.

5.2           Successors and Assigns.

(a)           This Intercreditor Agreement shall be binding upon each Lender and its successors and assigns and shall inure to the benefit of each Lender and its successors, participants and assigns.  Notwithstanding that a Supplemental Loan Lender or Revolving Loan Lender may not sign this Intercreditor Agreement, each shall be deemed a party hereto and bound by the terms hereof as if such Lender were an original signatory hereto.

(b)           To the extent provided in their respective Agreements, each Lender reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, the Revolving Loan Debt or Supplemental Loan Debt, as the case may be, and the Collateral securing same; provided that no Lender shall be obligated to give any notices to or otherwise in any manner deal directly with any participant in the Revolving Loan Debt or Supplemental Loan Debt, as the case may be, and no participant shall be entitled to any rights or benefits under this Intercreditor Agreement except through the Lender with which it is a participant.  In connection with any participation or other transfer or assignment, a Lender (i) may, subject to its Agreements, disclose to such assignee, participant or other transferee or assignee all documents and information which such Lender now or hereafter may have relating to any Borrower, any Debtor or the Collateral and (ii) shall disclose to such participant or other transferee or assignee the existence and conditions of this Intercreditor Agreement.

(c)           In connection with any successor financing or replacement of the existing credit facility provided by Revolving Loan Lenders to Debtors, Supplemental Loan Agent and Supplemental Loan Lenders agree to execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any such successor or replacement lenders and in connection with any successor financing or replacement of the existing credit facility provided by Supplemental Loan Lenders to Debtors, Revolving Loan Agent and Revolving Loan Lenders agree to execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any such successor or replacement lenders.

5.3           Insolvency.  This Intercreditor Agreement shall be applicable both before and after any Insolvency Proceeding by or against any Debtor and all converted or succeeding cases in respect thereof, and all references herein to any Debtor shall be deemed to apply to a trustee for such Debtor or any Debtor as debtor-in-possession.  The relative rights of Revolving Loan Agent and Revolving Loan Lenders, on the one hand, and Supplemental Loan Agent and Supplemental Loan Lenders, on the other, to repayment of the Revolving Loan Debt and the Supplemental Loan Debt, respectively, and in or to any distributions from or in respect of any Debtor or any Collateral or proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Debtor as debtor-in-possession.

5.4           Bankruptcy Financing.  If any Debtor shall become subject to an Insolvency Proceeding and if Revolving Loan Agent and any Revolving Loan Lender desires to permit the use of cash collateral or to provide financing to such Debtor under either Section 363 or Section 364 of the U.S. Bankruptcy Code or other applicable statute, Supplemental Loan Agent and Supplemental Loan Lenders agree as follows: (A) adequate notice to Supplemental Loan Agent and Supplemental Loan Lenders shall have been provided for such financing or use of cash collateral if Supplemental Loan Agent receives notice two (2) business days prior to the entry of the order approving such financing or use of cash collateral and (B) no objection will be raised by Supplemental Loan Agent or any Supplemental Loan Lender to any such financing or use of cash collateral on the ground of a failure to provide “adequate protection” for the Liens of Supplemental Loan Agent or any other grounds, so long as (1) the interest rate, borrowing base advance rates, lending limits, unused line fee, the letter of credit fee, and other terms are commercially reasonable under the circumstances and, other than with respect to any rate of interest which may be imposed by Revolving Loan Agent or Revolving Loan Lenders after a default under the Revolving Loan Agreement, no greater than as in the Revolving Loan Agreement as in effect immediately prior to the commencement of such Insolvency Proceeding, (2) to the extent of the secured claim of Supplemental Loan Agent against such Debtor, Supplemental Loan Agent receives a replacement Lien on the same post-petition assets of such Debtor as are subject to the Lien of Supplemental Loan Agent, and with the same priority as existed with respect to such types of assets, immediately prior to the commencement of such Insolvency Proceeding (including the Lien of the Supplemental Loan Agent having priority as to the Supplemental Priority Collateral over the Lien of Revolving Loan Agent therein to the extent provided herein), (3) such financing or use of cash collateral is subject to the terms of this Intercreditor Agreement, and (4) the aggregate principal amount of the Revolving Loan Debt arising before and after the commencement of the Insolvency Proceeding shall not exceed the Maximum Amount (as such term is defined in the Revolving Loan Agreement) that limits the principal amount of the Revolving Loan Debt in effect immediately prior to the commencement of such Insolvency Proceeding.  For purposes of this Section, notice of a proposed financing or use of cash collateral shall be deemed given when given, in the manner prescribed by Section 5.8 hereof, to Supplemental Loan Agent or its counsel.

5.5           Bailee for Perfection.  Each Agent and Lender hereby appoints the others as agent for the purposes of perfecting their respective Liens in and on any of the Collateral and the others accept such appointment; provided that no Agent or Lender shall have any duty or liability to protect or preserve any rights pertaining to any of the Collateral and, except for gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction, each Lender hereby waives, and releases the other Lenders from, all claims and liabilities arising pursuant to the other’s role as bailee with respect to the Collateral.

5.6           Field Examination Reports; Appraisals; Disclaimer by Revolving Loan Agent.

(a)           Promptly upon the written request of Supplemental Loan Agent from time to time, Revolving Loan Agent shall provide to Supplemental Loan Agent a copy of the most recent final version of the collateral audit or examination report with respect to Debtors and the Collateral that Revolving Loan Agent shall have prepared (each collateral audit or examination report being referred to herein as a “Report” and collectively, “Reports”) and the most recent appraisals, if any, of inventory or other Collateral received by Revolving Loan Agent (subject to the consents of the appraisers conducting such appraisals as may be required).  Nothing contained herein shall be construed to require that Revolving Loan Agent conduct, or cause to be conducted, any field examinations or appraisals at all or at any time.

(b)           Supplemental Loan Agent and Supplemental Loan Lenders each acknowledge and agree that (i) Revolving Loan Agent does not make any representation or warranty as to the accuracy of any Report or appraisal and shall have no liability in connection with any information in any Report or appraisal or for any act or omission of Supplemental Loan Agent or any Supplemental Loan Lender based on any information in any Report or appraisal, (ii) Revolving Loan Agent shall not be liable for any information contained in any Report or appraisal, (iii) the Reports are not comprehensive audits or examinations, (iv) Revolving Loan Agent and any other party performing any audit or examination will inspect only specific information regarding Debtors and will rely significantly upon the books and records of Debtors, as well as on representations of personnel of Debtors.

(c)           Each of Supplemental Loan Agent and Supplemental Loan Lenders agrees (i) to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 11.8 of the Supplemental Loan Agreement, and not to distribute or use any Report in any other manner, (ii) information in any Report is subject to change at any time without notice to Supplemental Loan Agent or any Supplemental Loan Lender and Revolving Loan Agent and Revolving Loan Lenders do not have any obligation to inform Supplemental Loan Agent or Supplemental Loan Lenders of any such change, and (iii) it has made its own independent investigation and credit evaluation of Debtors and it will, independently and without reliance upon Revolving Loan Agent, continue to make its own credit decisions in taking or not taking any action in connection with the financing arrangements of Supplemental Loan Agent and Supplemental Loan Lenders with Debtors.

(d)           Each Debtor hereby irrevocably authorizes, consents and agrees that Revolving Loan Agent may (but shall have no obligation as to Debtors to) provide the Reports and appraisals, and such other information as Revolving Loan Agent may from time to time have with respect to Debtors to Supplemental Loan Agent and Supplemental Loan Lenders and each Debtor waives and releases any claim against Revolving Loan Agent or any Revolving Loan Lender in connection with any information set forth in any Report, appraisal or other information at any time provided by Revolving Loan Agent to Supplemental Loan Agent or any Supplemental Loan Lender and any act or omission by Supplemental Loan Agent or any Supplemental Loan Lender based on any such information.

5.7           Notices of Default; Acceleration and Enforcement.

(a)           Each Agent shall give the other written notice of: (i) sending any written notice to a Debtor of an event of default under its Agreements which has not been waived or cured; (ii) any demand for payment of any of the Supplemental Loan Debt or the Revolving Loan Debt, as the case may be, and (iii) any commencement of a foreclosure or other lien enforcement proceeding by such Agent against any Debtor or any of the Collateral, in each case concurrently with the sending of such notice to any Debtor, provided that the failure of either Agent to do so shall not create a cause of action against such Agent or create any claim against it or affect the relative rights, duties or priorities established by this Intercreditor Agreement.  The failure by either Agent to send a copy of any such notice to the other shall not affect the validity of such notice as against any Debtor.  Each Debtor hereby authorizes and consents to each Agent sending to the other such notices or any other information with respect thereto.

(b)           At any time after the payment in full of the Revolving Loan Debt or the determination by Revolving Loan Agent not to pursue any Collateral at a particular leased premises of Debtors, promptly upon the written request of Supplemental Loan Agent, Revolving Loan Agent shall notify any lessor of such leased premises that has executed and delivered a collateral access agreement in favor of Agents that Revolving Loan Agent has no further interests or rights under such collateral access agreement and at any time after the payment in full of the Revolving Loan Debt, promptly upon the written request of Supplemental Loan Agent, Revolving Loan Agent shall notify depositary banks and other third parties that are party to an agreement in favor of Agents and Lenders that Revolving Loan Agent is no longer entitled to the rights thereunder and Supplemental Loan Agent is and shall be entitled to the rights and benefits of the Agents and Lenders thereunder pursuant to such agreement.  Revolving Loan Agent shall have the right to rescind any of such notices, and shall be entitled to all rights under such agreements, if thereafter it is determined that Revolving Loan Agent and the other Revolving Loan Lenders had not received payment in full in cash of the Revolving Loan Debt.

5.8           Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Intercreditor Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) business days after deposit in the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission before 3:00 p.m. on a business day, otherwise the first business day thereafter (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 5.8); (c) one (1) business day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand delivered by messenger, before 3:00 p.m. on a business day, otherwise the first business day thereafter, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below or to such other address (or facsimile number) as may be substituted by notice given as herein provided.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any designated below  to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

To Revolving Agent and Revolving	General Electric Capital Corporation,
Loan Lenders:	as Agent
201 Merritt 7—3rd Floor
P.O. Box 5201
Norwalk, Connecticut 06856
Attention: The Penn Traffic Company Account

Manager
Telephone: 203-956-4413
Telecopy: 203-956-4002

with copies to:

Paul, Hastings, Janofsky & Walker LLP
1055 Washington Boulevard
Stamford, Connecticut 06901
Attention: Leslie A. Plaskon, Esq.
Telecopier No.: (203) 359-3031
Telephone No.: (203) 961-7424

and

General Electric Capital Corporation
201 Merritt 7—3rd Floor
P.O. Box 5201
Norwalk, Connecticut 06856
Attention: Corporate Counsel—Commercial Finance
Telecopier No.: 203-956-4001
Telephone No.: 203-956-4383

To Supplemental Loan Agent	Kimco Capital Corp., as Agent
and Supplemental Loan Lenders:	3333 New Hyde Park Road, Suite 100
New Hyde Park, New York 11042
Attention: Joe Stevens
Telephone: 516-869-7263
Telecopy: 516-336-5691

and

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
Attention: Kristin C. Wigness, Esq.
Telecopier No.: 212-309-6307
Telephone No.: 212-309-6001

Either Agent may change the addresses to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other Agent in conformity with this Section 5.8, but such change shall not be effective until notice of such change has been received by the other Agent.

5.9           Waivers.  Notice of acceptance hereof, the making of loans, advances and extensions of credit or other financial accommodations to, and the incurring of any expenses by or in respect of, any Debtor by Revolving Loan Agent or any other Revolving Loan Lender or by Supplemental Loan Agent or any Supplemental Loan Lender, and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which Revolving Loan Agent or any other Revolving Loan Lender, Supplemental Loan Agent or any Supplemental Loan Lender or any Debtor are or may be entitled are hereby waived (except as expressly provided for herein in the Agreements).  Supplemental Loan Agent and the other Supplemental Loan Lenders each also waive notice of, and hereby consent to: (a) any amendment, modification, supplement, renewal, restatement or extensions of time of payment of any of the Revolving Loan Debt or to the Revolving Loan Documents or any Collateral, other than the increase in the maximum aggregate amount of the commitments of Revolving Loan Lenders to an amount greater than $141,000,000 or (ii) any amendment, modification or supplement to Section 6.8(e)(vii) of the Revolving Loan Agreement or the definition of “Net Proceeds Reserve” thereunder; (b) the taking, exchange, surrender and releasing of Revolving Loan Priority Collateral or guarantees now or at any time held by or available to Revolving Loan Agent or any other Revolving Loan Lender for the Revolving Loan Debt or any other person at any time liable for or in respect of the Revolving Loan Debt; (c) the exercise of, or refraining from the exercise of any rights against any Debtor or any other obligor or any Revolving Loan Priority Collateral; (d) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Revolving Loan Debt; and (e) the election by Revolving Loan Agent or Revolving Loan Lenders, in any Insolvency Proceeding under the U.S. Bankruptcy Code, of the application of Section 1111(b)(2) of the U.S. Bankruptcy Code.  Any of the foregoing shall not, in any manner, affect the terms hereof or impair the obligations of the Supplemental Loan Lenders hereunder.  All of the Revolving Loan Debt shall be considered as if made or incurred in reliance upon this Intercreditor Agreement.

5.10         Counterparts.  This Intercreditor Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.  In making proof of this Intercreditor Agreement it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.  Delivery of an executed counterpart of this Intercreditor Agreement by facsimile shall have the same force and effect as delivery of an original executed counterpart of this Intercreditor Agreement.  Any party delivering an executed counterpart of this Intercreditor Agreement by facsimile shall also deliver an original executed counterpart of this Intercreditor Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Intercreditor Agreement as to such party or any other party.

5.11         Governing Law.  The validity, construction and effect of this Intercreditor Agreement shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or any other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

5.12         Consent to Jurisdiction; Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK

COUNTY, NEW YORK AND WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS INTERCREDITOR AGREEMENT.

5.13         Complete Agreement.  This written Intercreditor Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the conditions of their agreement.

5.14         No Third Parties Benefited.  Except as expressly provided in Section 4.3 and consents which are deemed to have been given under Section 2.8 hereof, this Intercreditor Agreement is solely for the benefit of the Agents, Lenders and their respective successors, participants and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Intercreditor Agreement.

5.15         Disclosures; Non-Reliance.  Each Lender has the means to, and shall in the future remain, fully informed as to the financial condition and other affairs of Debtors and no Lender shall have any obligation or duty to disclose any such information to any other Lender.  Except as expressly set forth in this Intercreditor Agreement and in the Agreements, the parties hereto have not otherwise made to each other nor do they hereby make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to: (a) the enforceability, validity, value or collectability of any of the Supplemental Loan Debt or Revolving Loan Debt or any guarantee or security which may have been granted to any of them in connection therewith, (b) the title of any Debtor to or the right of any Debtor to transfer any of the Collateral, or (c) any other matter except as expressly set forth in this Intercreditor Agreement.

5.16         Term.  This Intercreditor Agreement is a continuing agreement and shall remain in full force and effect until the earlier of the payment in full of all Revolving Loan Debt or the payment in full of all of the Supplemental Loan Debt.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Intercreditor Agreement to be duly executed as of the day and year first above written.

GENERAL ELECTRIC CAPITAL CORPORATION,
as Revolving Loan Agent

By:	/s/ Charles D. Chiodo
Name:	Charles D. Chiodo
Its:	Duly Authorized Signatory

KIMCO CAPITAL CORP., as Supplemental Loan Agent

By:	/s/ Raymond Edwards
Name:	Raymond Edwards
Title:	Vice President

Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions.  By its signature below, the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

Each of the undersigned agrees that any Agent or Lender holding Collateral does so as bailee (under the UCC) for each other Agent and Lender which has a Lien on such Collateral and is hereby authorized to and may turn over to the other Agent upon request therefor any such Collateral, after all obligations and indebtedness of each of the undersigned to the bailee Agent have been fully paid and performed.

Each of the undersigned acknowledges and agrees that: (i) although it may sign this Intercreditor Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Intercreditor Agreement (except for a consent which is deemed to have been given by any Agent and Lenders under Section 2.7), and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the opinion of either of Supplemental Loan Agent or Revolving Loan Agent to effectuate the provisions and purposes of the foregoing Intercreditor Agreement.

THE PENN TRAFFIC COMPANY

By:	/s/ Randy P. Martin
Name:	Randy P. Martin
Title:	Senior Vice President—Finance

PENNY CURTISS BAKING COMPANY, INC.

By:	/s/ Randy P. Martin
Name:	Randy P. Martin
Title:	Vice President

BIG M SUPERMARKETS

By:	/s/ Randy P. Martin
Name:	Randy P. Martin
Title:	Vice President

SUNRISE PROPERTIES, INC.
By:	/s/ Randy P. Martin
Name:	Randy P. Martin
Title:	Vice President

PENNWAY EXPRESS, INC.

By:	/s/ Randy P. Martin
Name:	Randy P. Martin
Title:	Vice President

COMMANDER FOODS INC.

By:	/s/ Randy P. Martin
Name:	Randy P. Martin
Title:	Vice President

P AND C FOOD MARKETS INC. OF VERMONT

By:	/s/ Randy P. Martin
Name:	Randy P. Martin
Title:	Vice President

P.T. DEVELOPMENT, LLC

By:	/s/ Randy P. Martin
Name:	Randy P. Martin
Title:	Vice President

PT FAYETTEVILLE/UTICA, LLC

By:	/s/ Randy P. Martin
Name:	Randy P. Martin
Title:	Vice President

EXHIBIT A
TO
INTERCREDITOR AGREEMENT

Subsidiaries

Sunrise Properties, Inc.

Pennway Express, Inc.

Commander Foods, Inc.

P&C Food Markets, Inc. of Vermont

P.T. Development LLC

PT Fayetteville/Utica, LLC

STM/290155.13

EXHIBIT B
TO
INTERCREDITOR AGREEMENT

Minimum Proceeds Amount

Banner	Store No.	Street Address	City	State	Square Feet	Minimum Proceeds Amount
P&C	3141	5351 N. Burdick St.	Fayetteville	NY	62,782	$7,000,000[1]
P&C	3060	385 East Main Street (Route 11)	Gouverneur	NY	38,302	$3,800,000
P&C	3104	3830 Rome Road	Pulaski	NY	56,231	$3,600,000
P&C	3068	3400 Seneca Tpke.	Canastota	NY	50,895	$3,500,000
BiLo	9003	100 North Main Street	DuBois	PA	63,070	$2,200,000
BiLo	9210	1225 Scalp Ave.	Richland	PA	77,546	$2,200,000
P&C	3127	Main St./Route 13	Camden	NY	31,942	$2,000,000
P&C	3195	410 Elmira Road	Sayre	PA	38,782	$2,000,000
BiLo	9201	South White Street	Brookville	PA	26,600	$2,000,000
BiLo	9031	81 Osborne Street	Johnstown	PA	19,152	$1,500,000
Quality	6671	249 Fluvanna Avenue	Jamestown	NY	63,520	$1,800,000
P&C	3070	87 East State Street	Sherrill	NY	33,350	$1,500,000
P&C	3040	11 River Glen Plaza	Fulton	NY	51,658	$1,400,000
Quality	6652	28 Railroad Avenue	Youngsville	PA	16,714	$1,000,000
BiLo	9235	111 West 13th Street	Tyrone	PA	14,940	$750,000
P&C	3079	4410 E. Genesee Street	Dewitt	NY	24,436	$1,000,000
Quality	6606	51 Main Street	Randolph	NY	17,272	$700,000
Quality	6618	20 Center Street	Frewsburg	NY	8,136	$500,000
Quality	6614	9 Leather Street	Sheffield	PA	7,686	$450,000

1 Prior to resolution of the Fayetteville Litigation in favor of Penn Traffic pursuant to a non-appealable final order by a court of competent jurisdiction, the Minimum Proceeds Amount shall equal $3,500,000.